UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017 (October 25, 2017)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-12669

South Carolina	57-0799315
(State of incorporation)	(I.R.S. Employer Identification No.)

520 Gervais Street
Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.07 is incorporated herein by reference.

On October 25, 2017, South State Corporation, a South Carolina corporation (“South State,” or the “Company”), held a special meeting of shareholders in Columbia, South Carolina (the “special meeting”).  At the special meeting, the shareholders of the Company approved, among other things, an amendment to South State’s Amended and Restated Articles of Incorporation (the “Articles”) to increase South State’s authorized shares of common stock from 40 million shares to 80 million shares (the “Amendment”).  The Amendment had been previously approved by the South State board of directors on July 20, 2017, subject to shareholder approval.

The Articles of Amendment effecting the Amendment was filed with the Secretary of State of the State of South Carolina on October 26, 2017, and became effective immediately.

The foregoing description is qualified in its entirety by reference to the full text of the Articles of Amendment, which is attached hereto as Exhibit 3.1, and the terms of which are incorporated herein by reference.

Item 5.07.   Submission of Matter to a Vote of Security Holders.

At the special meeting, shareholders of the Company voted on the following matters:  (1) approval of the Agreement and Plan of Merger, dated as of April 26, 2017, between Park Sterling Corporation (“Park Sterling”) and the Company, pursuant to which Park Sterling will merge with and into the Company (the “South State merger proposal”); (2) approval of an amendment to the Articles to increase South State’s authorized shares of common stock from 40 million shares to 80 million shares (the “South State amendment proposal”); and (3) adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the South State merger proposal (the “South State adjournment proposal”).

As of September 8, 2017, the record date for the special meeting, there were 29,267,369 shares of South State common stock outstanding and entitled to vote at the special meeting.  At the special meeting, there were present in person or by proxy 25,885,056 shares of South State common stock, par value $2.50 per share, representing 88.44% of the total outstanding eligible votes.  Of the shares voted, 98.56% were voted in favor of the South State merger proposal.  Each of the three proposals was approved by the requisite vote of the Company’s shareholders.

The voting results for the proposals are below:

1.              With respect to the South State merger proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	22,090,266	75.48%	98.56%
Voting Against	146,765	0.50%	0.65%
Abstain From Voting	176,290	0.60%	0.79%
Broker Non-Vote	3,471,735	11.86%	—

Total	25,885,056	88.44%	100.00%

2.              With respect to the South State amendment proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	25,214,878	86.15%	97.41%
Voting Against	497,116	1.70%	1.92%
Abstain From Voting	173,062	0.59%	0.67%
Broker Non-Vote	—	—	—

Total	25,885,056	88.44%	100.00%

3.              With respect to the South State adjournment proposal, the votes were as follows:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	23,935,531	81.77%	92.47%
Voting Against	1,772,309	6.06%	6.85%
Abstain From Voting	177,216	0.61%	0.68%
Broker Non-Vote	—	—	—

Total	25,885,056	88.44%	100.00%

With respect to the South State adjournment proposal, although the vote was taken, no motion to adjourn was made because sufficient votes were cast at the special meeting to approve the South State merger proposal.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of South State Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer

Date: October 26, 2017